Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

THIRD QUARTER 2016 RESULTS

•	Cash Rental Rates Were Up 11.0%, GAAP Rental Rates Were Up 20.4%

•	Occupancy of 95.4%, Cash Same Store NOI Grew 3.5%

•	Signed a Full Building 601,000 Square-Foot Lease at First Park 94 - Building I in Chicago

•	Signed a Full Building 234,000 Square-Foot Lease at First Arlington Commerce Center II in Dallas in the Fourth Quarter

•	Started Developments in Chicago, Phoenix and Southern California Totaling 1.5 Million Square Feet with an Estimated Investment of $80.5 Million

•	Acquired a 99,000 Square-Foot Building in Southern California for $11.9 Million and a 121,000 Square-Foot Development in Chicago for $9.0 Million; Acquired a 63,000 Square-Foot Building in Miami for $8.4 Million in the Fourth Quarter

•	Sold 19 Buildings Totaling 653,000 Square Feet for $38.5 Million

CHICAGO, October 27, 2016 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the third quarter 2016. Diluted net income available to common stockholders per share (EPS) was $0.27 in the third quarter, compared to $0.13 a year ago.

First Industrial’s third quarter FFO was $0.37 per share/unit on a diluted basis, compared to $0.35 per share/unit a year ago.

“The industrial real estate market continues to experience broad-based tenant demand that has exceeded new supply,” said Bruce W. Duncan, First Industrial’s chairman and CEO. “Reflective of this healthy environment, our team delivered excellent rental rate growth during the quarter, along with key development leasing wins.”

Portfolio Performance – Third Quarter 2016

•	In service occupancy was 95.4% at the end of the third quarter, compared to 95.8% at the end of the second quarter of 2016, and 95.5% at the end of the third quarter of 2015. Dispositions helped occupancy by 15 basis points since the end of the second quarter of 2016.

•	Tenants were retained in 63.4% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 3.5%. Including lease termination fees, same property cash basis NOI increased 3.4%.

•	Rental rates increased 11.0% on a cash basis and increased 20.4% on a GAAP basis; leasing costs were $2.00 per square foot.

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Development Leasing

In the third quarter, the Company signed:

•	A full building 601,000 square-foot lease at First Park 94 - Building I in the Chicago market.

•	A 69,000 square-foot expansion lease at its First Northwest Commerce Center in Houston to bring this 352,000 square-foot development to 100% leased.

In the fourth quarter to date, the Company signed:

•	A full building 234,000 square-foot lease at First Arlington Commerce Center II in Dallas.

Investment and Disposition Activities

In the third quarter, the Company:

•	Acquired a 99,000 square-foot building in the San Diego market of Southern California for $11.9 million.

•	Acquired a vacant, recently constructed 121,000 square-foot development in the Chicago market for $9.0 million.

•	Acquired a 26-acre development site in Dallas for $3.0 million that can accommodate a 420,000 square-foot building.

•	Started its second development at First Park 94 - Building II in the Chicago market, a 602,000 square-foot building with an estimated investment of $29.9 million.

•	Started development of a 618,000 square-foot distribution center in Phoenix with an estimated investment of $32.8 million.

•	Started a 243,000 square-foot development in the Inland Empire of Southern California with an estimated investment of $17.8 million.

In the fourth quarter to date, the Company:

•	Acquired a 63,000 square-foot building in the Doral submarket of Miami for $8.4 million.

“Using the strength of our platform, we are developing and acquiring high quality, well-located assets that meet the needs of a range of tenants and will contribute to long-term cash flow growth,” said Peter Baccile, president. “We will continue to enhance the competitive position of our Company through active portfolio management.”

Outlook for 2016

Mr. Duncan stated, “Due to the incremental compensation related to our new CEO hire and an increase in our projected performance-based compensation, we are reducing by $0.01 the midpoint of our FFO per share guidance before the impact of acquisition costs. With fundamentals strong, we are excited about the long-term opportunities to drive cash flow and value within our development program, new value-add investments, and throughout our portfolio.”

	Low End of Guidance for 2016 (Per share/unit)	High End of Guidance for 2016 (Per share/unit)

Net Income Available to Common Stockholders	0.96	1.00
Add: Real Estate Depreciation/Amortization	0.97	0.97
Less: Non-NAREIT Compliant Gains Through 3Q16	(0.51)	(0.51)

FFO (NAREIT Definition)	$1.42	$1.46

FFO Before Impact of Acquisition Costs	$1.43	$1.47

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The following assumptions were used:

•	Average quarter-end in service occupancy of 95.25% to 95.75%, a narrowing of the range.

•	Fourth quarter same-store NOI on a cash basis before termination fees of 2.5% to 4.0%. This implies a quarterly average same-store NOI range for 2016 of approximately 5.5% to 5.9%, compared to the midpoint of our prior guidance of 5.0% from our second quarter results press release.

•	General and administrative expense of approximately $26.5 million to $27.5 million, an increase of $1.5 million reflecting increased performance-related compensation and incremental compensation expense related to our new CEO hire.

•	Guidance includes the incremental costs related to the Company’s developments under construction as of September 30, 2016. In total, the Company expects to capitalize $0.03 per share of interest related to its development projects in 2016.

•	Guidance reflects the aforementioned $8.4 million acquisition in Miami in the fourth quarter to-date.

•	Other than the above, guidance does not include the impact of:

•	any future debt repurchases or future debt issuances,

•	any future investments,

•	any future property sales,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains or losses, or

•	any future equity issuances.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.9 million square feet of industrial space as of September 30, 2016. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for

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forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2015, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Friday, October 28, 2016 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the “Investors” page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2016 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015

Statement of Operations and Other Data:
Total Revenues	$93,562	$92,159	$280,044	$272,614

Property Expenses	(27,539)	(28,044)	(82,781)	(85,662)
General and Administrative	(5,983)	(5,900)	(20,090)	(19,026)
Acquisition Costs	(119)	(45)	(338)	(364)
Impairment of Real Estate	—	(626)	—	(626)
Depreciation of Corporate FF&E	(213)	(179)	(580)	(520)
Depreciation and Other Amortization of Real Estate	(28,602)	(28,410)	(88,088)	(84,419)

Total Expenses	(62,456)	(63,204)	(191,877)	(190,617)

Gain on Sale of Real Estate	16,802	2,957	60,828	13,084
Interest Expense	(14,407)	(16,674)	(45,255)	(49,679)
Amortization of Deferred Financing Costs	(782)	(781)	(2,437)	(2,291)
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	—	(11,546)

Income from Continuing Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax (Provision) Benefit	32,719	14,457	101,303	31,565

Equity in (Loss) Income of Joint Ventures (a)	—	(6)	—	61
Income Tax (Provision) Benefit	(51)	14	(232)	(127)

Net Income	32,668	14,465	101,071	31,499

Net Income Attributable to the Noncontrolling Interest	(1,149)	(548)	(3,635)	(1,197)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$31,519	$13,917	$97,436	$30,302

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$31,519	$13,917	$97,436	$30,302

Depreciation and Other Amortization of Real Estate	28,602	28,410	88,088	84,419
Impairment of Depreciated Real Estate	—	626	—	626
Noncontrolling Interest	1,149	548	3,635	1,197
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	—	—	17
Gain on Sale of Depreciable Real Estate	(16,802)	(2,883)	(60,828)	(13,010)
Gain on Sale of Depreciable Real Estate from Joint Ventures (a)	—	—	—	(63)

Funds From Operations (NAREIT) (“FFO”) (b)	$44,468	$40,618	$128,331	$103,488

Restricted Stock/Unit Amortization	1,428	1,507	5,898	5,574
Amortization of Debt Discounts / (Premiums) and Hedge Costs	64	148	200	444
Amortization of Deferred Financing Costs	782	781	2,437	2,291
Depreciation of Corporate FF&E	213	179	580	520
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	—	11,546
Gain on Sale of Non-Depreciable Real Estate	—	(74)	—	(74)
Non-incremental Building Improvements	(5,088)	(4,697)	(9,034)	(10,256)
Non-incremental Leasing Costs	(6,435)	(6,726)	(19,556)	(20,307)
Capitalized Interest	(960)	(660)	(2,279)	(1,685)
Capitalized Overhead	(148)	(73)	(389)	(167)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,833)	(1,303)	(5,150)	(5,030)

Adjusted Funds From Operations (“AFFO”) (b)	$32,491	$29,700	$101,038	$86,344

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$31,519	$13,917	$97,436	$30,302

Interest Expense	14,407	16,674	45,255	49,679
Depreciation and Other Amortization of Real Estate	28,602	28,410	88,088	84,419
Impairment of Depreciated Real Estate	—	626	—	626
Income Tax Provision (Benefit)	51	(14)	232	127
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	—	11,546
Noncontrolling Interest	1,149	548	3,635	1,197
Amortization of Deferred Financing Costs	782	781	2,437	2,291
Depreciation of Corporate FF&E	213	179	580	520
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	—	—	17
Gain on Sale of Non-Depreciable Real Estate	—	(74)	—	(74)
Gain on Sale of Depreciable Real Estate	(16,802)	(2,883)	(60,828)	(13,010)
Gain on Sale of Depreciable Real Estate from Joint Ventures (a)	—	—	—	(63)

EBITDA (b)	$59,921	$58,164	$176,835	$167,577

General and Administrative	5,983	5,900	20,090	19,026
Acquisition Costs	119	45	338	364
FFO from Joint Ventures (b)	—	6	—	(79)

Net Operating Income (“NOI”) (b)	$66,023	$64,115	$197,263	$186,888

Weighted Avg. Number of Shares/Units Outstanding - Basic	120,740	114,720	118,781	114,705
Weighted Avg. Number of Shares Outstanding - Basic	116,467	110,356	114,491	110,338

Weighted Avg. Number of Shares/Units Outstanding - Diluted	121,137	115,212	119,099	115,102
Weighted Avg. Number of Shares Outstanding - Diluted	116,864	110,848	114,809	110,735

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$31,519	$13,917	$97,436	$30,302
Less: Allocation to Participating Securities	(110)	(50)	(329)	(141)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$31,409	$13,867	$97,107	$30,161
Basic/Diluted Per Share	$0.27	$0.13	$0.85	$0.27

FFO (NAREIT)	$44,468	$40,618	$128,331	$103,488
Less: Allocation to Participating Securities	(150)	(137)	(417)	(330)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$44,318	$40,481	$127,914	$103,158
Basic Per Share/Unit	$0.37	$0.35	$1.08	$0.90
Diluted Per Share/Unit	$0.37	$0.35	$1.07	$0.90

Common Dividends/Distributions Per Share/Unit	$0.1900	$0.1275	$0.5700	$0.3825

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,364,039	$3,268,420
Total Assets (c)	2,767,563	2,698,177
Debt (c)	1,325,092	1,462,341
Total Liabilities (c)	1,504,722	1,618,443
Total Equity	$1,262,841	$1,079,734

a)	Represents our pro rata share of net income (loss), depreciation and amortization on real estate and gain (loss) on sale of depreciable real estate, if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of depreciable real estate, minus gain on sale of depreciable real estate.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

EBITDA is defined as NOI plus the equity in FFO of our joint ventures, which were accounted for under the equity method of accounting, minus general and administrative expenses and acquisition costs.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2015 and held as an in service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2015 (the “Same Store Pool”). We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended September 30, 2016 and 2015, SS NOI before same store adjustments was $61,248 and $59,705, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $38 and $(407), respectively. Lease termination fees of $(11) and $(77) for the quarters ended September 30, 2016 and 2015, respectively, should also be excluded in order to calculate SS NOI w/o Termination Fees. We exclude straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, acquisition costs, interest expense, depreciation and amortization, impairment charges, equity in income and loss from joint ventures, income tax benefit and expense, sale of real estate, mark-to-market and settlement loss on interest rate protection agreements, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	Effective January 1, 2016, we adopted Accounting Standards Update (“ASU”) No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”), which amended the presentation of debt issuance costs on the consolidated balance sheet. ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, instead of as an asset. The adoption of ASU 2015-03 was applied retrospectively. The debt issuance costs related to the Unsecured Credit Facility remain classified as an asset and are included in prepaid expenses and other assets, net on the consolidated balance sheets.